Exhibit 99.1

GOAL ACQUISITIONS CORP.

BALANCE SHEET

February 16, 2021

	February 16, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Cash	$1,219,519	$-		$1,219,519
Prepaid expenses	844,178			844,178
Total current assets	2,063,697	-		2,063,697
Cash held in trust account	225,675,000	33,750,000	(a)	258,750,000
		(675,000)	(c)

Total Assets	$227,738,697	$33,075,000		$260,813,697

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	912,990			912,990
Promissory note-related party	153,551			153,551
Due to Sponsor	675,000	(675,000)	(b)	-
Total Liabilities	1,741,541	(675,000)		1,066,541

Commitments
Common stock subject to possible redemption, 22,009,715 and 25,474,715 shares at redemption value, respectively	220,997,150	33,750,000	(d)	254,747,150

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 7,619,035 and 7,686,535 shares issued and outstanding (excluding 22,009,715 and 25,474,715 shares subject to possible redemption, respectively)	762	338	(a)	769
		7	(b)
		(338)	(d)

Additional paid-in capital	5,006,367	33,749,662	(a)	5,006,360
		674,993	(b)
		(675,000)	(c)
		(33,749,662)	(d)

Accumulated deficit	(7,123)	-		(7,123)
Total Stockholders’ Equity	5,000,006	-		5,000,006

Total Liabilities and Stockholders’ Equity	$227,738,697	$33,075,000		$260,813,697

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of GOAL ACQUISITIONS CORP. (the “Company”) as of February 16, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on February 24, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 22,500,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value per share and one warrant to purchase one share of common stock. Each warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $225,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,375,000 additional Units to cover over-allotments, if any. On February 24, 2021, the Underwriters exercised the over-allotment option in full and purchased an additional 3,375,000 Over-Allotment Units, generating an aggregate of gross proceeds of $33,750,000, and incurred $675,000 in cash underwriting fees.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 67,500 private units (the “Private Units”) to Goal Acquisitions Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), at a purchase price of $10 per Private Units, generating gross proceeds of $675,000.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $258,750,000 ($10.00 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option and the sale of the Private Units described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$33,750,000
	Common stock		$338
	Additional paid-in capital		$33,749,662
	To record sale of 3,375,000 Overallotment Units at $10.00 per Unit

(b)	Due to Sponsor	$675,000
	Common stock		$7
	Additional paid-in capital		$674,993
	To record sale of 67,500 Private Units at $10.00 per Private Unit

(c)	Additional paid-in capital	$675,000
	Cash held in trust account		$675,000
	To record payment of cash underwriting fee

(d)	Common stock	$338
	Additional paid-in capital	$33,749,662
	Common stock subject to possible redemption		$33,750,000
	To record common stock out of permanent equity into mezzanine redeemable stock